Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Form 8-K/A and the incorporation by reference in registration statements Nos. 333-162664, 333-165668, 333-169884, 333-193696, 333-202733, 333-208373, 333-214387 and 333-217736 on Form S-8 of LogMeIn, Inc. of our report dated May 11, 2018, with respect to the consolidated financial statements of Jive Communications, Inc. as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015.

/s/ Tanner LLC
Tanner LLC

Salt Lake City, Utah
June 12, 2018